Exhibit 99.1

News Release
CORPORATION
7140 Office Circle
P.O. Box 15600
Evansville, IN 47716

Investor Contact:	Todd Taylor
Phone:	(812) 962-5105

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Announces Second Temporary Waiver Agreement with Lenders

EVANSVILLE, Ind. — Aug. 14, 2009 — Accuride Corporation (OTCBB:  AURD) today announced that it has entered into a Second Temporary Waiver Agreement with its lenders party to its Fourth Amended and Restated Credit Agreement.  The Second Temporary Waiver Agreement effectively extends the original Temporary Waiver Agreement, dated as of July 1, 2009, until September 7, 2009, subject to the ability to extend the waiver period to September 15, 2009, unless sooner terminated as provided for in the agreement.  The Second Temporary Waiver Agreement addresses any failure to comply with certain financial covenants specified in the Credit Agreement.  Further, the Second Temporary Waiver Agreement waives any failure to pay interest to holders of Accuride’s 8 ½ percent Senior Subordinated Notes due 2015 (Notes) after the expiration of the 30-day grace period provided in the Note indenture, provided that the Note holders provide the Company with a waiver or forbearance agreement regarding the non-payment of interest no later than September 7, 2009.

“We’re pleased to secure an extension of the waiver under our Credit Agreement to provide Accuride with additional time to evaluate and negotiate opportunities to refinance and recapitalize its business,” stated Jim Woodward, Accuride’s Senior Vice President and Chief Financial Officer.  “The Company and its advisors have been working diligently on a comprehensive plan that addresses the balance sheet challenges currently facing the Company due to the depressed conditions in the commercial vehicle market.”  As of June 30, 2009, Accuride had $47.6 million cash and cash equivalents.

“As we continue negotiations with our Lenders, we remain focused on managing our business through this industry downturn and providing our customers with high quality products,” said Bill Lasky, Accuride’s Chairman, President and Chief Executive Officer.

-more-

“We do not take our customer relationships lightly; our customers are the reason we exist.  We will continue to pursue initiatives that drive the integrity of Accuride, the enhancement of our operational capabilities, and the outstanding quality and customer-focused services we provide.”

As consideration for the Second Temporary Waiver, Accuride agreed to provide detailed and regular financial information to a Steering Committee that was formed to represent the lenders in their negotiations with Accuride and to comply with other restrictions, including restrictions on incurring additional debt, making investments, and selling assets.  In addition, Accuride agreed to maintain an average liquidity of $32.5 million over a rolling five business day period and a minimum liquidity of $28 million, subject to specified Steering Committee discretion.  The temporary waiver is subject to certain early termination events, including the occurrence of other events of default under the Credit Agreement and payment by Accuride of interest on its outstanding Notes which, subject to a 30-day grace period, was due August 1, 2009.

To maintain the effectiveness of the original waiver, the Company did not pay the approximately $11.7 million of interest on August 3, 2009, to the holders of its Notes and intends to use the existing 30-day grace period provided in the Note indenture to continue discussions regarding a capital restructuring with its lenders. Under the indenture, the failure to make this interest payment would not constitute an event of default that permits acceleration of the Notes until the expiration of the 30-day grace period on September 2, 2009.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs and intentions, or statements about future conditions in the economy or the commercial vehicle market.  It is important to note that Accuride’s actual future results could differ materially from those expressed or implied in such forward-looking statements, and such statements are subject to a number of risks, uncertainties and other factors.  These factors could include, among other things, whether the temporary waiver provides sufficient time to address Accuride’s on-going liquidity and financing concerns, including Accuride’s ability to obtain a long term amendment to its Credit Agreement, adjust its capital structure or implement any other strategic alternative described herein.  In addition, such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Accuride’s preliminary results for its second fiscal quarter stated herein are forward-looking statements subject to change as a result of Accuride’s final review of its financial and operational results for the quarter.  Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements.  Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

###